EXHIBIT 99.1

The following is an excerpt from Section 2 of the term sheet for Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR3:

2.  Amendments to MLPA

a.  Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b.  Each of the following representations and warranties with respect to the Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

                No deletions.

c.  The MLPA is hereby amended to add the following additional representations and warranties with respect to the Mortgage Loans:

No additional representations and warranties (except as provided under Section 2(d) hereof).

d.  The following additional amendments are hereby made to the MLPA with respect to the Mortgage Loans:

                i.      Section 3.1(iv) Representation.  The representation and warranty in clause (iv) of Section 3.1 of the MLPA is hereby amended to insert, after the phrase “the preceding 12 months,” the following phrase:  “(or such shorter period as had elapsed from the date of acquisition of the Mortgage Loan by the Seller or, if earlier, from the date of origination or acquisition of the Mortgage Loan by Washington Mutual Bank or Washington Mutual Bank fsb)”.

                ii.     Prepayment Premiums.  The MLPA is hereby amended to add the following Section 3.4:

                “Section 3.4           Seller Representations and Warranties Regarding Prepayment Premiums; Remedies for Breach

                (a)            Whenever used in this Section 3.4, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Prepayment Premium:  With respect to any Mortgage Loan listed in the applicable Supplemental Mortgage Loan Schedule, any fee or premium required to be paid by the Mortgagor if the Mortgagor voluntarily prepays such Mortgage Loan in full as provided in the related Mortgage Note or Mortgage, except for any such fee or premium required to be paid more than three years after origination thereof.

Supplemental Mortgage Loan Schedule:  The Supplemental Schedule of Mortgage Loans attached as Schedule I-A to a Term Sheet. The Supplemental Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan that requires the payment of a Prepayment Premium: (i) its loan number and (ii) the applicable term during which a Prepayment Premium is payable pursuant to the provisions of such Mortgage Loan.

                (b)           The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan sold by the Seller hereunder and listed in the applicable Supplemental Mortgage Loan Schedule, as of the Closing Date:

(i)            The information set forth in the Supplemental Mortgage Loan Schedule delivered on the Closing Date is true and correct in all material respects; and

(ii)           With respect to each Mortgage Loan listed in the applicable Supplemental Mortgage Loan Schedule, the Prepayment Premium for such Mortgage Loan is enforceable in accordance with its terms, and such Prepayment Premium is permitted pursuant to applicable federal, state and local law, subject to federal preemption where applicable, except (1) as such enforcement may be limited by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally, (2) if such Mortgage Loan is accelerated in connection with a foreclosure or other involuntary payment, and (3) if enforcement would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters.

                (c)            Upon discovery by the Seller or the Purchaser of a breach of either of the representations and warranties set forth in Section 3.4(b), which materially and adversely affects the value of any Mortgage Loan (including the value of Prepayment Premiums payable thereunder) or the interests of the Purchaser in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of the latest of (A) the date of its discovery of the breach, (B) the date of its receipt of written notice of breach from the Purchaser, and (C) the date on which a Prepayment Premium would have become payable had such representation and warranty been true, the Seller shall pay to the Purchaser the amount of such Prepayment Premium less any amount collected from the related Mortgagor with respect to such Prepayment Premium.

                (d)           It is understood and agreed that the obligations of the Seller set forth in this Section 3.4 constitute the sole remedies available to the Purchaser or its transferee respecting a breach of the representations and warranties by the Seller set forth in Section 3.4(b).”

e.  Except as modified here, the MLPAremains in full force and effect.